Exhibit 1.01

Vista Outdoor Inc.
Conflict Minerals Report

For the reporting period from January 1, 2016 to December 31, 2016

This report (the “Report”) of Vista Outdoor Inc. (together with our consolidated subsidiaries, “Vista Outdoor,” “we,” “our,” and “us”), for the year ended December 31, 2016 is presented to comply with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), which require public companies, including Vista Outdoor, to provide certain disclosures about conflict minerals that are necessary to the functionality or production of a product manufactured or contracted to be manufactured by the company. These rules require that, if we have reason to believe that any of the conflict minerals in our supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) and are not solely from scrap or recycled sources, we must conduct due diligence on the source and chain of custody of such conflict minerals. “Conflict minerals,” or “3TG,” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

This Conflict Minerals Report describes the measures we have taken to exercise due diligence on the source and chain of custody of the conflict minerals contained in our products manufactured during the 2016 calendar year (the “Reporting Period”).

I.	Company and Product Overview

Vista Outdoor Inc. is a leading global designer, manufacturer and marketer of consumer products in the growing outdoor sports and recreation markets with key brands in outdoor recreation and shooting sports products including: centerfire and rimfire rifles, shotguns, range systems, primers, binoculars, golf rangefinders, rifle scopes, trial cameras, gun care products, reloading equipment, tactical accessories, archery accessories, hunting decoys, and game calls. Vista Outdoor is headquartered in Utah and has manufacturing operations and facilities in 13 U.S. States, Canada, Mexico and Puerto Rico along with international sales and sourcing operations in Asia, Australia, Canada and Europe.

Certain Vista Outdoor products (“Covered Products”) contain materials and components that use 3TG. Due to the depth of the supply chain, we are far removed from the mining of 3TG ores and the smelters/refiners that process those ores; the efforts we undertook to identify the countries of origin of those ores reflect our circumstances and downstream position in the supply chain. Further, the amount of information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to us. We have taken steps to identify the applicable smelters and refiners of 3TG in our supply chain; however, we believe that the smelters and refiners of the 3TG contained in the Covered Products are best situated to identify the sources and countries of origin of the 3TG metals they use. We rely on our suppliers to provide us with information on the origin of any conflict minerals contained in components and materials supplied to us.

II.	Reasonable Country of Origin Inquiry

Our conflict minerals due diligence process began with a reasonable country of origin inquiry (“RCOI”) for all conflict minerals known to be contained in products that we manufactured or contracted to be manufactured during the Reporting Period. To implement the RCOI, the companies that provide relevant parts, materials and finished goods directly to Vista Outdoor (our “first tier suppliers”) were engaged to collect information regarding the presence and sourcing of conflict minerals used in those products. Information was collected, stored and evaluated largely using an online platform provided by a third party vendor.

Our supplier engagement included the following steps:

•
An introductory email was sent to all of our first tier suppliers and those of our licensees (hereinafter, collectively referred to as “suppliers”) describing our Conflict Minerals Compliance Program and requesting information concerning the presence of conflict minerals in the supplier’s products.

•
Following that introductory email, a subsequent email was sent to suppliers containing registration information and a survey request link for the online data collection platform, which utilized the Conflict Minerals Reporting Template (the “CMRT”) developed by the Conflict Free Sourcing Initiative (the “CFSI”).

•
Our suppliers also were provided access to a Conflict Minerals Supplier Resource Center (https://conflictmineralsresources.com) sponsored by the third party vendor as an educational tool to facilitate a deeper understanding of our Conflict Minerals Compliance Program, supporting regulation and frequently asked questions concerning conflict minerals tracing.

•	Up to five additional reminder emails were sent to any non-responsive supplier from whom we requested survey completion.

•
Suppliers who remained non-responsive to email reminders were contacted by telephone and offered assistance. This assistance included, but was not limited to, providing further information about our Conflict Minerals Compliance Program, explaining why the information was being collected, explaining how the information would be used and clarifying how the needed information could be provided.

The third party vendor assisted in evaluating supplier responses for plausibility, consistency and gaps, both in terms of information on the products that were stated to contain or not contain necessary conflict minerals and information on the origin of those conflict minerals. The third party vendor also followed up with suppliers to address issues including implausible statements regarding the presence of conflict minerals, incomplete data on CMRTs, responses that did not identify smelters or refiners (“SORs”) and responses that indicated sourcing location without complete supporting information from the supply chain.

A total of 1,187 suppliers were contacted as part of our RCOI process, an increase of more than double the number of suppliers contacted last year (425). The increase was primarily due to the action we took, as part of our efforts to continue improving our RCOI process, of engaging all of our suppliers, rather than only our suppliers of products containing metal, in connection with requests for other requests for information to ascertain compliance with other rules and regulations applicable to our suppliers. The response rate among these suppliers was 41%. Of these responding suppliers, 16% indicated that certain components they produce contain one or more conflict minerals.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information. The Company does not purchase Conflict Minerals directly from SORs and, therefore, must rely on its suppliers to provide information regarding the origin of the Conflict Minerals that are included in the Covered Products. Based on the results of our RCOI, which indicated that one or more of our product components contained conflict minerals that may have originated in the Covered Countries and may not be from recycled or scrap sources, we exercised due diligence on the source and chain of custody of those conflict minerals as described below.

III.	Due Diligence Measures Performed by Vista Outdoor

We designed our conflict minerals due diligence process to conform, in all material respects, with the Organization for Economic Cooperation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum and Tungsten and on Gold (the “OECD Guidance”). The design of our due diligence process took into account the recommendations of the OECD Guidance for “downstream” companies (those entities in the minerals supply chain from the SORs to retailers).

In accordance with the OECD Guidance, our due diligence measures included the following:

Establishing Strong Company Management Systems

•
We maintain a multi-disciplinary internal team to implement our due diligence measures. Our Conflict Minerals project team is headed by our Supply Chain Council, consisting of supply chain leadership, and includes other members of our supply chain, engineering, finance and legal departments. The team met regularly to discuss the due diligence process and progress. We also engaged a third party vendor to support our conflict minerals program.

•	We have adopted a Conflict Minerals Policy, which details the standards by which our supply chain due diligence will be conducted. We communicated the Conflict Minerals Policy to our direct suppliers.

•
We employ a system of controls and transparency over our mineral supply chain through the use of the due diligence tools developed by the CFSI, including the CMRT, which is designed to identify the smelters and refiners that process the conflict minerals in a company’s supply chain.

•	We maintain a company-level grievance mechanism, as described in our Code of Business Ethics, which enables employees and others to report concerns.

Identifying and Assessing Risk in Our Supply Chain

•
For the Reporting Period, we identified and assessed risks in our supply chain through engagement with suppliers as discussed in Section II of this Report, including through the CMRT survey process and by evaluating suppliers’ responses to the CMRT.

Designing and Implementing a Strategy to Respond to Supply Chain Risks

•
In order to assess the due diligence practices of the SORs reported to us by suppliers that were known or reasonably believed to have sourced from a Covered Country or that had unknown sourcing, the third party vendor attempted to match each SOR on the list to available lists of SORs that have been certified, or are in the process of being certified, by internationally recognized third party audit programs, such as the CFSI’s Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain of Custody Certification program.

•
If the SOR is not certified by any of these internationally recognized programs, the third party vendor attempted to contact the SOR to gain more information about the SOR’s sourcing practices, including countries of origin, as well as whether the SOR uses any internal due diligence procedures or other processes to track the chain of custody of its mineral ores. In addition, Internet research was also performed to determine whether there are any additional sources of information regarding the SOR’s sourcing practices.

•
We are in the process of developing a risk management plan to assist us in evaluating supplier relationships and avoiding the use of conflict minerals which could directly or indirectly finance or benefit armed groups in the Covered Countries.

•	The Conflict Minerals project team reports to senior management on the status of our survey and due diligence processes.

Carrying out Independent Third-Party Audits of Supply Chain Due Diligence

•
We do not have direct relationships with SORs and we do not perform direct audits of SORs’ supply chains for conflict minerals. However, we support the development and implementation of, and SORs’ participation in, independent third-party audits of SORs’ sourcing practices, such as the CFSI’s Conflict-Free Smelter Program.

Reporting on Supply Chain Due Diligence

•	As indicated in the Form SD, this Report is publicly available on our website at http://vistaoutdoor.com/social-responsibility/.

IV.	Smelters or Refiners and Country of Origin of Conflict Minerals

Based on our due diligence efforts, we do not have conclusive information regarding the country of origin of, or SORs used to process, the necessary conflict minerals in the Covered Products for the Reporting Period. Annex A below includes a list of the SORs that our suppliers reported as being in their supply chains, as well as an aggregated list of the countries of origin from which we believe the reported SORs collectively source conflict minerals, based on our review data from several sources, including information provided by suppliers and information the third party vendor has obtained through engagement with SORs. In many cases, the SOR information provided to us by our suppliers was produced at a company or divisional level based on all of their products as a whole, rather than being limited to the specific products supplied to Vista Outdoor. In addition, many of the supplier responses were incomplete as all minerals supply chain participants continue to map their upstream supply chains. As a result, we are unable to determine whether all of the SORs listed below actually processed conflict minerals used in the Covered Products for the Reporting Period.

Our efforts to determine the mine or location of origin of the conflict minerals in the Covered Products with the greatest possible specificity consisted of the due diligence measures described in this Report, including our efforts to seek information from suppliers using the CMRT.

V.	Future Measures to Mitigate Risk
We continue to evaluate our supplier relationships to promote compliance with our Conflict Minerals Policy and mitigate the risk that the conflict minerals contained in our products could benefit armed groups in the Covered

Countries. We are committed to continuously improving our supply chain due diligence efforts using the following measures:

•	Continuing to assess the presence of conflict minerals in our supply chain;

•	Continuing to communicate expectations to our suppliers with regard to sourcing of conflict minerals, supplier performance, and transparency;

•	Continuing engagement with suppliers and working to increase the response rate to the CMRT;

•
Continuing to develop our risk management plan to assist us in evaluating supplier relationships and avoiding the use of conflict minerals which could directly or indirectly finance or benefit armed groups in the Covered Countries;

•	Working to establish a system of controls and transparency over our mineral supply chain through our work with our third party vendor;

•	Implementing internal measures to strengthen our engagement with suppliers on these issues; and

•	Continuing to compare RCOI results to information collected through independent conflict free smelter validation programs such as the CFSI Conflict Free Smelter Program.

Annex A

Tin	5NPLUS
Tungsten	A.L.M.T. Corp.*
Gold	Abington Reldan Metals, LLC*
Tungsten	ACL Metais Eireli
Gold	Advanced Chemical Company*
Gold	Aida Chemical Industries Co., Ltd.*
Gold	Al Etihad Gold*
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*
Tin	Alpha*
Tin	An Thai Minerals Company Limited
Tin	An Vinh Joint Stock Mineral Processing Company
Gold	AngloGold Ashanti*
Gold	Argor-Heraeus SA*
Gold	Asahi Pretec Corporation*
Gold	Asahi Refining Canada Limited*
Gold	Asahi Refining USA Inc.*
Gold	Asaka Riken Co., Ltd.*
Tungsten	Asia Tungsten Products Vietnam Ltd.*
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners*
Gold	Aurubis AG*
Gold	Bangalore Refinery*
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*
Gold	Boliden AB*
Tungsten	Buffalo Tungsten
Gold	C. Hafner GmbH + Co. KG*
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation*
Gold	Cendres + Métaux SA*
Gold	Changcheng Gold & Silver Refining Factory
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited*
Gold	Chimet S.p.A.*
Tin	China Tin Group Co., Ltd.*
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*
Gold	Chugai Mining
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry*
Tin	Cooperativa Metalurgica de Rondônia Ltda.*
Tin	CV Ayi Jaya*
Tin	CV Dua Sekawan*

Tin	CV Gita Pesona*
Tin	CV Serumpun Sebalai*
Tin	CV Tiga Sekawan*
Tin	CV United Smelting*
Tin	CV Venus Inti Perkasa*
Tantalum	D Block Metals, LLC*
Gold	Daejin Indus Co., Ltd.*
Gold	Daye Non-Ferrous Metals Mining Ltd.*
Gold	DODUCO GmbH*
Gold, Tin	Dowa*
Gold	DSC (Do Sung Corporation)*
Tantalum	Duoluoshan*
Gold	Eco-System Recycling Co., Ltd.*
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company*
Tin	Elmet S.L.U.*
Tin	EM Vinto*
Gold	Emirates Gold DMCC*
Tin	Estanho de Rondônia S.A.
Tantalum, Tungsten	Exotech Inc.*
Tantalum	F&X Electro-Materials Ltd.*
Tin	Fenix Metals*
Gold	Fidelity Printers and Refiners Ltd.
Tantalum	FIR Metals & Resource Ltd.*
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Gold	Geib Refining Corporation*
Tin	Gejiu Fengming Metallurgy Chemical Plant*
Tin	Gejiu Jinye Mineral Company*
Tin	Gejiu Kai Meng Industry and Trade LLC*
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tantalum	Global Advanced Metals Aizu*
Tantalum	Global Advanced Metals Boyertown*
Tungsten	Global Tungsten & Powders Corp.*
Gold	Gold Refinery of Zijin Mining Group Co., Ltd*
Gold	Great Wall Precious Metals Co., Ltd. of CBPM*
Gold	Guangdong Jinding Gold Limited
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*

Tin	Guanyang Guida Nonferrous Metal Smelting Plant*
Gold	Gujarat Gold Centre
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Tantalum, Tungsten	H.C. Starck Co., Ltd.*
Tantalum	H.C. Starck Hermsdorf GmbH*
Tantalum	H.C. Starck Inc.*
Tantalum	H.C. Starck Ltd.*
Tantalum	H.C. Starck Smelting GmbH & Co. KG*
Tantalum	H.C. Starck Tantalum and Niobium GmbH*
Tungsten	H.C. Starck Tungsten GmbH*
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH*
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*
Gold	Heraeus Metals Hong Kong Ltd*
Gold	Heraeus Precious Metals GmbH & Co. KG*
Tantalum	Hi-Temp Specialty Metals, Inc.*
Tin	HuiChang Hill Tin Industry Co., Ltd.*
Tin	Huichang Jinshunda Tin Co. Ltd
Gold, Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*
Gold	HwaSeong CJ Co. Ltd
Tungsten	Hydrometallurg, JSC*
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*
Gold	Ishifuku Metal Industry Co., Ltd.*
Gold	Istanbul Gold Refinery*
Gold	Italpreziosi S.p.A.*
Gold	Japan Mint*
Tungsten	Japan New Metals Co., Ltd.*
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*
Gold	Jiangxi Copper Company Limited*
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*
Tantalum	Jiangxi Tuohong New Raw Material*
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*
Gold	Jinlong Copper Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*

Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited*
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*
Gold	Johnson Matthey Chemicals Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*
Gold	JSC Uralelectromed*
Gold, Tin	JX Nippon Mining & Metals Co., Ltd.*
Gold	Kaloti Precious Metals
Gold	Kazzinc*
Tantalum	KEMET Blue Metals*
Tantalum	Kemet Blue Powder*
Tungsten	Kennametal Fallon*
Tungsten	Kennametal Huntsville*
Gold	Kennecott Utah Copper LLC*
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna*
Tantalum	King-Tan Tantalum Industry Ltd.*
Gold	Kojima Chemicals Co., Ltd.*
Gold	Korea Zinc Co., Ltd.*
Gold	Kyrgyzaltyn JSC*
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Mining Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Tantalum	LSM Brasil S.A.*
Gold	LS-NIKKO Copper Inc.*
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.*
Tin	Malaysia Smelting Corporation (MSC)*
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*
Gold	Materion*
Gold	Matsuda Sangyo Co., Ltd.*
Tin	Melt Metais e Ligas S.A.*
Tin	Metallic Resources, Inc.*
Tin	Metallo-Chimique N.V.*
Tantalum	Metallurgical Products India Pvt., Ltd.*
Gold	Metalor Technologies (Hong Kong) Ltd.*
Gold	Metalor Technologies (Singapore) Pte., Ltd.*
Gold	Metalor Technologies (Suzhou) Co Ltd*
Gold	Metalor Technologies SA*
Gold	Metalor USA Refining Corporation*
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*
Tantalum, Tin	Mineração Taboca S.A.*
Gold, Tin	Minsur
Gold, Tin	Mitsubishi Materials Corporation*
Gold, Tantalum	Mitsui Mining and Smelting Co., Ltd.*

Gold	MMTC-PAMP India Pvt., Ltd.*
Gold, Tin	Modeltech Sdn Bhd*
Tungsten	Moliren Ltd*
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant*
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.*
Tin	Nankang Nanshan Tin Co., Ltd.
Gold	Navoi Mining and Metallurgical Combinat*
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tungsten	Niagara Refining LLC*
Gold	Nihon Material Co., Ltd.*
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*
Tungsten	Nippon Tungsten Co., Ltd.*
Tantalum	NPM Silmet AS*
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*
Tin	O.M. Manufacturing Philippines, Inc.*
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*
Gold	Ohura Precious Metal Industry Co., Ltd.*
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*
Gold	OJSC Novosibirsk Refinery*
Tin	Operaciones Metalurgical S.A.*
Gold	PAMP S.A.*
Gold	Penglai Penggang Gold Industry Co Ltd
Tungsten	Philippine Chuangxin Industrial Co., Inc.*
Tantalum	Power Resources Ltd.*
Gold	Prioksky Plant of Non-Ferrous Metals*
Gold	PT Aneka Tambang (Persero) Tbk*
Tin	PT Aries Kencana Sejahtera*
Tin	PT Artha Cipta Langgeng*
Tin	PT ATD Makmur Mandiri Jaya*
Tin	PT Babel Inti Perkasa*
Tin	PT Bangka Prima Tin*
Tin	PT Bangka Tin Industry*
Tin	PT Belitung Industri Sejahtera*
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia*
Tin	PT DS Jaya Abadi*
Tin	PT Eunindo Usaha Mandiri*
Tin	PT Inti Stania Prima*
Tin	PT Justindo
Tin	PT Karimun Mining*
Tin	PT Kijang Jaya Mandiri*
Tin	PT Menara Cipta Mulia*
Tin	PT Mitra Stania Prima*
Tin	PT O.M. Indonesia*

Tin	PT Panca Mega Persada*
Tin	PT Prima Timah Utama*
Tin	PT Refined Bangka Tin*
Tin	PT Sariwiguna Binasentosa*
Tin	PT Stanindo Inti Perkasa*
Tin	PT Sukses Inti Makmur*
Tin	PT Sumber Jaya Indah*
Tin	PT Timah (Persero) Tbk Kundur*
Tin	PT Timah (Persero) Tbk Mentok*
Tin	PT Tinindo Inter Nusa*
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama*
Tin	PT WAHANA PERKIT JAYA*
Gold	PX Precinox SA*
Tantalum	QuantumClean*
Gold	Rand Refinery (Pty) Ltd.*
Gold	Remondis Argentia B.V.
Gold	Republic Metals Corporation*
Tantalum, Tin	Resind Indústria e Comércio Ltda.*
Tantalum	RFH Tantalum Smeltry Co., Ltd.*
Gold	Rio Tinto Group*
Gold	Royal Canadian Mint*
Tin	Rui Da Hung*
Gold	SAAMP*
Gold	Sabin Metal Corp.
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals*
Gold	SAMWON METALS Corp.
Gold	SAXONIA Edelmetalle GmbH*
Gold	Schone Edelmetaal B.V.*
Gold	SEMPSA Joyería Platería SA*
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*
Tin	Shangrao Xuri Smelting Factory
Gold	Sichuan Tianze Precious Metals Co., Ltd.*
Gold	Singway Technology Co., Ltd.*
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*
Tin	Soft Metais Ltda.*
Gold	Solar Applied Materials Technology Corp.*
Tantalum	Solikamsk Magnesium Works OAO*
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.*

Gold	T.C.A S.p.A*
Tantalum	Taki Chemical Co., Ltd.*
Gold	Tanaka Kikinzoku Kogyo K.K.*
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*
Tantalum	Telex Metals*
Tin	Thaisarco*
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*
Gold	Tokuriki Honten Co., Ltd.*
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold	Tony Goetz NV
Gold	Torecom*
Tantalum	Tranzact, Inc.*
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tantalum	Ulba Metallurgical Plant JSC*
Gold	Umicore Brasil Ltda.*
Gold	Umicore Precious Metals Thailand*
Gold	Umicore SA Business Unit Precious Metals Refining*
Tungsten	Unecha Refractory Metals Plant*
Gold	United Precious Metal Refining, Inc.*
Gold	Universal Precious Metals Refining Zambia
Gold	Valcambi SA*
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*
Tin	VQB Mineral and Trading Group JSC*
Gold	Western Australian Mint trading as The Perth Mint*
Tin	White Solder Metalurgia e Mineração Ltda.*
Gold	WIELAND Edelmetalle GmbH*
Tungsten	Wolfram Bergbau und Hütten AG*
Tungsten	Woltech Korea Co., Ltd.*
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*
Tungsten	Xiamen Tungsten Co., Ltd.*
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*
Tantalum	XinXing Haorong Electronic Material Co., Ltd.*
Gold	Yamamoto Precious Metal Co., Ltd.*
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*
Gold	Yokohama Metal Co., Ltd.*
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.*
Gold	Yunnan Copper Industry Co Ltd
Tin	Yunnan Tin Group (Holding) Company Limited*
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.*

*Denotes SORs that have received a “conflict free” designation from an independent third party audit program as of May 1, 2017.

We believe that the countries of origin for the conflict minerals processed by these SORs include Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo (Brazzaville), Czech Republic, Djibouti, DRC-Congo (Kinshasa), Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jersey, Kazakhstan, Kenya, Republic of Korea, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia and Zimbabwe.